UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

Effective March 26, 2013, Allied Nevada Gold Corp. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) dated as of the same date among the Company, The Bank of Nova Scotia, as administrative agent (“Agent”), and such lenders as set forth therein (“Lenders”), to its Amended and Restated Credit Agreement with the Agent and the Lenders dated as of October 31, 2012 (the “Credit Agreement”).

The Amendment temporarily modifies the required Interest Coverage Ratio and Leverage Ratio, as defined in the Credit Agreement, for the quarter ended March 31, 2013. The Amendment accommodates the Company’s accelerated equipment deliveries for the ongoing expansion projects at the Hycroft Mine. Such ratios will return to the limits originally contained in the Credit Agreement for the quarter ended June 30, 2013 and all quarters thereafter.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Third Fiscal Quarter ended September 30, 2012 which was filed with the Securities and Exchange Commission on November 5, 2012.

Term and Security Deposit Loan Agreement

On March 27, 2013, Hycroft Resources & Development, Inc. (“Hycroft”), a wholly-owned subsidiary of the Company, entered into a Term and Security Deposit Loan Agreement (the “Loan Agreement”) with Caterpillar Financial Services Corporation (“CAT Financial”) related to the purchase of three (3) Caterpillar electric rope shovels. Under the Loan Agreement, CAT Financial has made available to Hycroft up to $60.0 million to be used for scheduled advance security deposit payments to the seller, Caterpillar Global Mining, LLC or its assignee, pursuant to purchase agreements for the electric rope shovels and up to $90.0 million in capital lease term loan financing to fund the purchase of the electric rope shovels as they are commissioned at the Hycroft Mine. Under the Loan Agreement, as electric rope shovels are commissioned, amounts previously advanced to Hycroft for security deposits together with the remaining purchase price of each electric rope shovel, will be converted and financed through individual capital lease term loans. The electric rope shovels will secure all amounts borrowed by Hycroft under the Loan Agreement.

All amounts borrowed under the Loan Agreement are subject to a 1.25% commitment fee, however, amounts previously advanced for security deposits and subsequently converted to capital lease term loans will not be subject to an additional fee at the time of conversion. At March 29, 2013, advances for security deposits under the Loan Agreement totaled $37.9 million and bear interest at an applicable rate plus the three month LIBOR, which approximated 4.72%. At March 29, 2013, no amounts were outstanding for capital lease term loans as the Company is still receiving components required for assembly of the first electric rope shovel. Future amounts borrowed under the capital lease term loans will carry seven (7) year terms and bear a fixed interest rate determined by the seven (7) year H15 Swap Rate plus an applicable margin of 350 basis points.

The Loan Agreement also contains customary covenants, agreements and events of default that are customary for loan agreements of this type. The foregoing description of the Loan Agreement is a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Pursuant to the Guaranty of Payment, dated as of March 27, 2013, between the Company and Cat Financial (the “Guaranty”), the Company will provide a full and unconditional guaranty of Hycroft’s obligations under the Loan Agreement. A copy of the Guaranty is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 and in Exhibits 10.1, 10.2 and 10.3 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 29, 2013	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 26, 2013, between Allied Nevada Gold Corp., The Bank of Nova Scotia, Commonwealth Bank of Australia, National Bank of Canada and Société Générale (Canada Branch).

10.2	Term and Security Deposit Loan Agreement dated as of March 27, 2013, between Hycroft Resources & Development, Inc. and Caterpillar Financial Services Corporations.

10.3	Guaranty of Indebtedness by Allied Nevada Gold Corp.